News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT: Rose Briani-Burden

Business Communications
815-639-6282

Woodward Announces Dividend Payment

Fort Collins, Colo., April 25, 2008—Woodward Governor Company (NASDAQ: WGOV)
announced today that its Board of Directors has approved a quarterly cash dividend of $0.06 per share, payable on June 2, 2008 to shareholders of record as of May 16, 2008.
About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions for engines, aircraft and industrial turbines, and electrical power system equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and cost-effective equipment. Woodward is headquartered in Fort Collins, Colorado USA and serves global markets in aerospace, power and process industries and transportation. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business and financial performance, the consistent value Woodward offers to its shareholders, the company’s prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form
10-K for the year ended September 30, 2007 and Quarterly Report Form 10-Q for the quarters ended December 31, 2007 and March 31, 2008.

- end -